EXHIBIT 99.1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons or entities named below agree to the joint filing on behalf of each of them of this Amendment No. 1 to Schedule 13D with respect to the common stock of the Company and further agree that this Joint Filing Agreement be included as an exhibit to this Amendment No. 1 to Schedule 13D. In evidence thereof, the undersigned hereby execute this Joint Filing Agreement as of the 23rd day of March, 2000.

                                               /s/ STANLEY A. YOUNG
                                              --------------------------
                                               Stanley A. Young


                                              YOUNG MANAGEMENT GROUP INC.


                                              By: /s/ STANLEY A. YOUNG
                                                 -------------------------------
                                                  Stanley A. Young
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                              THE YOUNG TECHNOLOGY FUND

                                              By: /s/ STANLEY A. YOUNG
                                                  ------------------------------
                                                  Stanley A. Young
                                                  General Partner

                                              THE SAY FAMILY LIMITED PARTNERSHIP


                                              By: /s/ STANLEY A. YOUNG
                                                  ------------------------------
                                                 Stanley A. Young
                                                 General Partner